SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2003

RENAL CARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27640	62-1622383

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 West End Avenue, Suite 600, Nashville, Tennessee 37203

(Address, including zip code, of principal executive offices)

(615) 345-5500

(Registrant’s telephone number, including area code)

SIGNATURES

Item 9. Regulation FD Disclosure.

     On January 16, 2003, an officer of Registrant commented on Registrant’s previously announced succession planning process. During the discussions, the officer commented to one or more investment analysts and shareholders that Registrant’s Chief Financial Officer is not now an internal candidate for Registrant’s Chief Executive Officer position. The officer also confirmed that the Chief Financial Officer plans to remain with Registrant as Chief Financial Officer indefinitely.

     The information in this current report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This current report on Form 8-K will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD. The Registrant undertakes no duty to update the information in this report. Specifically, Registrant will not comment further on the process of selecting a new Chief Executive Officer until a candidate is selected.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAL CARE GROUP, INC.

	By:	/s/ R. Dirk Allison

	Name:	R. Dirk Allison

	Title:	Chief Financial Officer

Date: January 16, 2003